UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 27, 2006

CBRL GROUP, INC.

Tennessee	0-25225	62-1749513
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

305 Hartmann Drive, Lebanon, Tennessee 37087

(615) 444-5533

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 27, 2006, the following compensatory plans or arrangements were approved for certain officers and/or directors of the Company with respect to the Company’s 2007 fiscal year, which began on July 29, 2006 (“2007”).

Awards Under Stock Ownership Achievement Incentive Plan (the “Ownership Plan”)

The Ownership Plan was adopted in order to encourage the early attainment of the stock ownership guidelines (the “Ownership Guidelines”) for certain officers of the Company and its subsidiaries (“Covered Officers”) (such Ownership Guidelines are posted on the Company’s website at cbrlgroup.com). The Ownership Guidelines set forth certain share ownership requirements that the Covered Officers are expected to attain over a five-year period. Under the Ownership Plan, a Covered Officer will be awarded common stock in the amount of the greater of 100 shares or two percent (2%) of the number of shares specified in the Ownership Guidelines for such Covered Officer, if the Covered Officer achieves certain specified progress each year during the five-year period toward the Ownership Guidelines. In future years, failure to achieve specified ongoing progress toward share ownership requirements would result in reduced option grants. On July 27, 2006, it was determined that each of the following executive officers had achieved the specified progress and, accordingly, shall be awarded the following respective number of unrestricted shares on July 31, 2006, the first business day of 2007:

Name	Award (# of shares)
Michael A. Woodhouse, Chairman of the Board and Chief Executive Officer	1,400
Lawrence E. White, Senior Vice President, Finance and Chief Financial Officer	300
N.B. Forrest Shoaf Senior Vice President, General Counsel and Secretary	100
Tom Vogel, President and Chief Executive Officer, Logan’s Roadhouse, Inc.	200

2007 Salaries for Named Executive Officers

The Company’s Compensation and Stock Option Committee (the “Committee”) approved the following salaries for 2007 for the following executive officers:

Mr. Woodhouse	$950,000
Mr. White	$467,500
Mr. Shoaf	$355,350
Mr. Turner[1]	$325,000

1 Mr. Simon Turner was previously an employee of the Company. At the July 27, 2006 meeting of the Company’s Board of Directors, Mr. Turner was elected Senior Vice President—Marketing & Innovation & Chief Marketing Officer. He was also designated an “executive officer” of the Company.

2007 Annual Bonus Plan (the “Bonus Plan”)

The Bonus Plan was adopted in order to reward officers of the Company and its subsidiaries for the Company’s 2007 financial performance and to further align their interests with those of the Company’s shareholders. The level of bonus is based upon achievement of goals relative to operating income from continuing operations, revenue growth and operating margins during 2007. The Company intends for payments under the Bonus Plan to qualify as “performance based” compensation under Section 162(m) of the Internal Revenue Code to the maximum amount allowed under the 2002 Omnibus Incentive Compensation Plan. A copy of the Bonus Plan is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by this reference as if copied verbatim.

The bonus to be paid under the Bonus Plan shall be made if the Company reaches certain performance goals established by the Committee. If the Company’s 2007 operating income from continuing operations is below that of the Company’s 2006 fiscal year (“2006”) (“Threshold Income”), no bonus will be paid. If the Company achieves Threshold Income in 2007, each officer then would achieve between 60% and 225% of his target bonus, with each such officer receiving a payment on a graduated scale depending upon the relative performance levels of operating income, revenue growth and operating income margin (all from continuing operations). An officer’s target bonus is equal to a percentage of his 2007 base salary as indicated in the column below labeled “Target Percentage.” The following table also indicates the minimum and maximum bonus that the following officers would receive, expressed as a percentage of 2007 base salary, assuming achievement of Threshold Income in 2007:

Name	Target Percentage	Minimum[2]	Maximum
Mr. Woodhouse	200%	120%	450%
Mr. White	110%	66%	247.5%
Mr. Shoaf	80%	48%	180%
Mr. Turner	60%	36%	135%

2 Minimum bonus, if Threshold Income is achieved; bonus is zero ($0) below Threshold Income.

2007 Mid-Term Incentive Retention Plan (the “MTIRP”)

MTIRP participants receive awards consisting of restricted stock or restricted stock and cash if the Company achieves certain pre-established goals consisting of revenue growth and return on average net operating investment, as defined in the MTIRP, during 2007 (the “MTIRP Award”). MTIRP Awards, while earned based on 2007 actual results, cliff vest at the end of the Company’s 2009 fiscal year. A copy of the MTIRP is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by this reference as if copied verbatim.

The award to be paid under the MTIRP to each of the following officers if the Company or the subsidiaries reach the target or maximum performance goals established by the Committee is equal to the applicable percentage, as set forth in the chart below, of such officer’s beginning base salary. A minimum award equal to 50% of the target times a participant’s 2007 base salary is earned under the MTIRP. If the performance level falls between the minimum level and target levels or between the target and maximum levels, then each such officer shall receive a payment on a graduated scale commensurate with specified performance levels.

Name	Target	Maximum
Mr. Woodhouse	175%	350%
Mr. White	60%	120%
Mr. Shoaf	50%	100%
Mr. Turner	37.5%	75%

Replacement Award to Michael A. Woodhouse

On July 27, 2006, the grant to Mr. Woodhouse of 125,000 shares of the Company’s restricted stock disclosed in the Company’s Current Report on Form 8-K dated and filed with the Commission on July 1, 2005 was cancelled and replaced with another restricted stock grant of 125,000 shares (the “Restricted Shares”), which vest 60% on September 15, 2008, 20% on September 15, 2009, and 20% on September 15, 2010, subject to achieving performance criteria that have been established by the Committee relative to Earnings Before Interest, Taxes, Depreciation, Amortization and Rent from continuing operations. The prior award was terminated and the replacement award entered into to reflect the potential divestiture of Logan’s Roadhouse, Inc.

Director Compensation

Director compensation for 2007 remains in effect without modification, except that non-employee directors will now receive an annual option to acquire 2,000 (instead of 1,000) shares of common stock, vesting at the rate of 33 1/3% per year for 3 years, each year upon election/re-election to the Board of Directors.

Severance Policy

On July 27, 2006, the Committee adopted a severance policy (the “Severance Policy”) that applies to employees of the Company, including its executive officers. A copy of the severance policy is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by this reference as if copied verbatim. Under the severance policy, executives receive up to 12 months pay (plus, for senior executives, one additional week of pay for each year of service in excess of 15 years) as a result of termination of their employment by the Company other than for “cause,” which is defined in the Severance Plan.

Item 1.02 Termination of a Material Definitive Agreement

See discussion in Item 1.01 above regarding the cancellation of the 125,000 share restricted award of Michael A. Woodhouse.

Item 7.01. Regulation FD Disclosure

On August 1, 2006, CBRL Group, Inc. issued the press release that is furnished as Exhibit 99.1 to this Current Report on Form 8-K, which by this reference is incorporated herein as if copied verbatim, reporting comparable store sales for the five-week period ending July 28, 2006 and also reporting previously unreported monthly sales for May and June for its Logan’s Roadhouse® restaurants.

 Item 9.01 Financial Statements and Exhibits

(d)  Exhibits.

10.1	CBRL Group, Inc. FY 2007 Annual Bonus Plan

10.2	CBRL Group, Inc. FY 2007 Mid-Term Incentive and Retention Plan

10.3	CBRL Group, Inc. Severance Policy

99.1	Press Release issued by CBRL Group, Inc. dated August 1, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 1, 2006                                           CBRL GROUP, INC.

                                 By: /s/ N.B. Forrest Shoaf
                                 Name: N.B. Forrest Shoaf
                                                               Title:  Senior Vice President, Secretary
                                       and General Counsel